                                                                   Exhibit 99.1


                                  [NYMT LOGO]

           NEW YORK MORTGAGE TRUST REPORTS SECOND QUARTER 2004 RESULTS

SECOND QUARTER 2004 HIGHLIGHTS
      - COMPLETES INITIAL PUBLIC OFFERING OF 15 MILLION SHARES OF COMMON STOCK ON JUNE 29, 2004; RAISED APPROXIMATELY $122 MILLION IN NET PROCEEDS

      - ACHIEVES RECORD SECOND QUARTER MORTGAGE ORIGINATION VOLUME OF APPROXIMATELY $514 MILLION

      - REPORTS NET LOSS OF $484,108 (GAAP) INCLUSIVE OF FOR NON-CASH COMPENSATION EXPENSE OF APPROXIMATELY $1.3 MILLION

      -     TOTAL ASSETS, AS OF JUNE 30, 2004, OF APPROXIMATELY $277.7 MILLION

      - FOLLOWING THE END OF THE 2004 SECOND QUARTER, NYMT UTILIZED A PORTION OF IPO PROCEEDS TO PURCHASE, ON A LEVERAGED BASIS, $1.0 BILLION IN MORTGAGE BACKED SECURITIES

NEW YORK - August 16, 2004 - New York Mortgage Trust, Inc. (NYSE: NTR) today reported results for the second quarter ended June 30, 2004. The Company noted that its second quarter operating results include 89 days of results as a private entity and two days of results as a publicly traded real estate investment trust. The Company successfully completed its initial public offering ("IPO") on June 29, 2004.

For the quarter ended June 30, 2004, the Company reported total revenues of $9.6 million, a net loss from operations of $308,426 and a net loss of $484,108. Net income for the quarter ended June 30, 2004 includes approximately $1.3 million of non-cash compensation expense related to vested restricted shares granted in connection with the Company's IPO. As a result of its IPO on June 29, 2004, total common shares outstanding as of June 30, 2004 were 17,797,375.

Steven Schnall, Chairman and Co-Chief Executive Officer, commented, "We are pleased with our operating performance during the 2004 second quarter which included a record high of approximately $514 million in mortgage loan originations. This strong origination volume represents an increase of approximately 25% over volume in the comparable 2003 period, despite an industry-wide 19% decrease in mortgage loan volume as projected by the Mortgage Bankers Association of America for the same period in their June 11, 2004 Mortgage Finance Forecast. On June 29, 2004, we successfully closed our initial public offering of 15 million shares - a formidable accomplishment in the face of overall economic uncertainty, market volatility and competition from other IPOs, including others in our immediate sector. Additionally, we have successfully deployed most of our net IPO proceeds of approximately

New York Mortgage Trust Reports 2004 2Q Results
Page 2

$122 million to purchase, on a leveraged basis, an initial portfolio of high-quality mortgage securities."

Michael Wirth, Chief Financial Officer, added, "Our second quarter results are demonstrative of the economics associated with our transition from a private to a public company. Although we closed our IPO on June 29th, and thus were public for only a few days of the quarter, we implemented certain strategies, created new or improved infrastructure capabilities, and, as such, incurred atypical costs during the quarter that we believe strategically positions us for the future. Our next quarter of operations will be our first full quarter as a public company. Accordingly, we anticipate a meaningful impact on earnings resulting from execution of our strategy of both originating mortgage loans and managing a high quality, leveraged residential loan and securities portfolio."

As of June 30, 2004, the Company's total assets were $277.7 million, including $50.7 million of residential mortgage loans held for sale and $101.1 million due from loan purchasers, and the Company had $144.6 million outstanding under its various financing facilities.

A breakdown of the Company's loan originations for the 2004 second quarter follows:

DESCRIPTION                                                    PERCENTAGE        WEIGHTED
                                NUMBER        PRINCIPAL         OF TOTAL          AVERAGE      AVERAGE
                               OF LOANS        BALANCE          PRINCIPAL          RATE         SIZE
                               --------     -------------      ----------        --------    ----------
Purchase mortgages               1,092        273,240,847         53.2%            5.49%     $ 250,221
Refinancings                     1,279        240,726,696         46.8%            5.57%       188,215*
                                 -----      -------------        ------            -----     ----------
   Total                         2,371      $ 513,967,543        100.0%            5.50%     $ 216,772*
                                 =====      =============        ======            =====     ==========

Adjustable rate or hybrid          810      $ 257,455,512         50.1%            4.90%     $ 317,846
Fixed rate                       1,561        256,512,031         49.9%            6.16%       164,325*
                                 -----      -------------        ------            -----     ----------
   Total                         2,371      $ 513,967,543        100.0%            5.50%     $ 216,772*
                                 =====      =============        ======            =====     ==========

Bankered                         2,152        420,611,233         81.8%            5.66%     $ 195,451*
Brokered                           219         93,356,310         18.2%            4.94%       426,285*
                                 -----      -------------        ------            -----     ----------
   Total                         2,371      $ 513,967,543        100.0%            5.50%     $ 216,772*
                                 =====      =============        ======            =====     ==========

*In March the Company acquired eight origination branches from SIB Mortgage Corp., one of which originates only FHA Streamlined Refinance mortgages with low average balances. The Company's average loan amount, exclusive of this new branch's production, is $259,830. All loans from this branch are and will continue to be sold to third party investors.

During the quarter ended June 30, 2004, the Company incurred a non-cash compensation expense of approximately $1.3 million on vested restricted shares granted in connection with the Company's IPO. The remaining unvested portion of the restricted shares granted vest over a three year period on the anniversary date of the initial grant. In addition, to meet the demands of being a public mortgage REIT and to implement our new business strategies, the Company incurred increased costs for items such as salaries for our new executive management team and increased salaries and expenses associated with building out its information technology and accounting capabilities. Also, as compared to the second quarter of 2003, the Company incurred increased occupancy, marketing and other costs associated with the relocation and expansion of

New York Mortgage Trust Reports 2004 2Q Results
Page 3


its two largest offices, both located in New York City, in order to facilitate additional retail sales capacity.

IPO PROCEEDS -- INVESTED $1.0 BILLION IN SECURITIES

Since June 30, 2004, and consistent with its business plan to utilize its IPO proceeds to purchase high quality mortgage backed securities on a leveraged basis of a targeted eight to twelve times equity, the Company has invested $1.0 billion in securities with a weighted average coupon of 4.20% at a weighted average purchase price of 101.02. Approximately 68% of these securities are agency securities and 32% are "AAA"-rated securities. The securities purchased are predominately backed by 3/1 hybrid adjustable rate mortgages. These securities have been financed in part with debt totaling $792.0 million. In order to mitigate interest rate risk, the Company has entered into interest rate swap agreements totaling $535.0 million and entered into interest rate cap agreements totaling $250.0 million. Although purchased in the early part of July 2004, most of our initial investment portfolio purchases settled at the end of July, and thus the Company will begin to realize income from these investments in the latter half of the third quarter of 2004.

Steven Schnall commented, "We are pleased with how quickly and effectively we have been able to utilize our IPO proceeds in creating our initial investment portfolio. Looking ahead, we expect to purchase additional securities in the near future to complete our initial investment portfolio at approximately the mid-point of our targeted leverage on equity. As this initial portfolio begins to pay-down, we are prepared to supplant these securities with our own self-originated, adjustable-rate, high quality loans which we intend to securitize."

Due to the timing of the public offering, the Company closed its IPO two days prior to the end of the quarter and no dividend has been declared for the 2004 second quarter.

ABOUT NEW YORK MORTGAGE TRUST

New York Mortgage Trust, Inc. (NYMT) is a real estate investment trust (REIT) focused on owning and managing a leveraged portfolio of residential mortgage securities and a mortgage origination business. The mortgage portfolio is comprised largely of prime adjustable-rate and hybrid mortgage loans and securities, much of which, over time will be originated by NYMT's wholly owned mortgage origination business, The New York Mortgage Company, LLC (NYMC), a taxable REIT subsidiary. The ability to build a portion of its loan portfolio from loans internally originated is a cornerstone of NYMT's strategy.

FOR FURTHER INFORMATION

AT THE COMPANY                              AT FINANCIAL RELATIONS BOARD
Michael I. Wirth, Chief Financial Officer   Joe Calabrese (General) 212-445-8434
Phone:  212-634-2342                        Julie Tu (Analysts) 212-445-8456
Email: mwirth@nymtrust.com

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, the possibilities that a rise in interest rates may cause a decline in the market value of the Company's assets, a decrease in the demand for mortgage loans may have a negative effect on the Company's volume of closed loan originations, prepayment rates may change, borrowings to finance the purchase of assets may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may experience the risks associated with investing in real estate, including

New York Mortgage Trust Reports 2004 2Q Results
Page 4

changes in business conditions and the general economy, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.


                             FINANCIAL TABLES FOLLOW

New York Mortgage Trust Reports 2004 2Q Results
Page 5

                          NEW YORK MORTGAGE TRUST, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                                               FOR THE SIX MONTHS ENDED          FOR THE THREE MONTHS ENDED
                                                                        JUNE 30,                           JUNE 30,
                                                            -----------------------------     ------------------------------
                                                                2004              2003             2004              2003
                                                            ------------     ------------     ------------      ------------
REVENUE:
 Gain on sales of mortgage loans .....................      $ 10,451,171     $ 11,547,911     $  6,945,080      $  6,790,049
 Interest income .....................................         3,146,847        3,521,997        1,885,779         2,090,999
 Brokered loan fees ..................................         2,960,473        2,866,647          777,695         1,580,880
 Miscellaneous income ................................            45,977           29,464           30,208            (4,727)
                                                            ------------     ------------     ------------      ------------
   Total revenue .....................................        16,604,468       17,966,019        9,638,762        10,457,201
                                                            ------------     ------------     ------------      ------------
EXPENSES:
 Salaries, commissions and benefits ..................         6,890,838        3,854,662        4,171,660         2,133,344
 Interest expense ....................................         1,814,640        1,458,952        1,206,029           807,448
 Brokered loan expenses ..............................         2,119,522        2,022,607          835,303         1,159,493
 Occupancy and equipment .............................         1,537,517          728,144          875,987           398,937
 Marketing and promotion .............................         1,296,391          424,341          812,105           220,283
 Data processing and communications ..................           621,236          293,272          453,193           159,431
 Office supplies and expenses ........................           647,240          382,219          429,369           224,365
 Professional fees ...................................           653,754          414,866          400,666           180,364
 Travel and entertainment ............................           305,275          322,622          116,927           143,678
 Depreciation and amortization .......................           205,906          135,506          102,953            67,753
 Income and other taxes ..............................           174,332          158,020           48,657           153,412
 Other ...............................................           528,739           79,029          494,339            45,354
                                                            ------------     ------------     ------------      ------------
   Total expenses ....................................        16,795,390       10,274,240        9,947,188         5,693,862
                                                            ------------     ------------     ------------      ------------
NET (LOSS) INCOME FROM OPERATIONS ....................          (190,922)       7,691,779         (308,426)        4,763,339
 Loss on sale of securities ..........................           175,682               --          175,682                --
NET (LOSS) INCOME ....................................      $   (366,604)    $  7,691,779     $   (484,108)     $  4,763,339
                                                            ============     ============     ============      ============

Basic and diluted loss per share .....................      $      (0.02)    $         --     $      (0.03)     $         --
                                                            ============     ============     ============      ============
Weighted average shares outstanding-basic and
  diluted(1)                                                  17,797,375               --       17,797,375                --
                                                            ============     ============     ============      ============

(1) Weighted average shares outstanding assume the shares outstanding upon the Company's initial public offering are outstanding for the full respective period presented. Earnings per share for periods prior to the IPO are not presented as they are not representative of the Company's current capital structure.

New York Mortgage Trust Reports 2004 2Q Results
Page 6


                          NEW YORK MORTGAGE TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                                                         JUNE 30,              DECEMBER 31,
                                                                                           2004                   2003
                                                                                      -------------           -------------
                                                                                                (UNAUDITED)
ASSETS
   Cash and equivalents ....................................................          $ 116,048,638           $   4,357,069
   Restricted cash .........................................................                100,434                 217,330
   Marketable securities ...................................................                     --               3,278,753
   Due from loan purchasers ................................................            101,069,701              58,862,433
   Loans held for sale .....................................................             50,684,361              36,258,229
   Prepaid and other assets ................................................              7,515,954               5,075,937
   Property and equipment, net .............................................              2,271,395               2,031,697
                                                                                      -------------           -------------
     TOTAL ASSETS ..........................................................          $ 277,690,483           $ 110,081,448
                                                                                      =============           =============

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
   Financing arrangements ..................................................          $ 144,558,947           $  90,425,133
   Due to loan purchasers ..................................................                927,640                 753,720
   Accounts payable and accrued expenses ...................................              9,236,762               4,277,241
   Subordinated notes due to members .......................................                     --              14,706,902
   Other liabilities .......................................................                986,016                 392,077
                                                                                      -------------           -------------
     Total liabilities .....................................................            155,709,365             110,555,073
                                                                                      -------------           -------------

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS'/MEMBERS' EQUITY:
   Common shares, $0.01 par value, 400,000,000 shares authorized;
       18,162,125 and 17,797,375 shares issued and outstanding, respectively                180,621                      --
   Additional paid-in capital ..............................................            123,236,740                      --
   Members' capital ........................................................                     --              (1,338,625)
   Accumulated income (deficit) ............................................             (1,665,475)                     --
   Accumulated other comprehensive income ..................................                229,232                 865,000
                                                                                      -------------           -------------
     Total shareholders'/members' equity (deficit) .........................            121,981,118                (473,625)
                                                                                      -------------           -------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ............................          $ 277,690,483           $ 110,081,448
                                                                                      =============           =============